Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”), dated as of February 17, 2021 (the “Effective Date”) between TraQiQ, Inc., a California corporation (“TraQiQ”), Mimo-Technologies Pvt. Ltd, an Indian corporation (“Mimo”), the holders of all of the shares of Mimo executing this Agreement and listed on Exhibit A hereto (each a “Mimo Shareholder” and collectively the “Mimo Shareholders”). Mimo and the Mimo Shareholders shall be referred to as the Mimo Parties”.

WHEREAS, the Mimo Shareholders collectively own all of the Mimo equity (the “Mimo Shares”) which consists of 14,943 shares of Mimo common stock; and

WHEREAS, TraQiQ has common stock, par value $.0001 (“Common Stock”) registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”); and

WHEREAS, subject to the terms and conditions of this Agreement, the Mimo Shareholders agree to exchange all of the Mimo Shares for warrants to purchase shares of Common Stock at an exercise price of $.001 per share of Common Stock (the “TraQiQ Warrants”) such that Mimo will become a wholly owned subsidiary of TraQiQ following the closing of (the “Share Exchange Transaction”).

NOW, THEREFORE, in consideration of the premises and the mutual terms, conditions and other agreements set forth herein, intending to be legally bound, the parties agree as follows:

Article I
EXCHANGE

Section 1.1 Agreement to Exchange Mimo Shares for TraQiQ Warrants. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, Mimo Shareholders Lathika Regunathan and Suman shall each, severally, sell, assign, transfer, convey and deliver to TraQiQ the Mimo Shares owned, severally, by Mimo Shareholders Lathika Regunathan and Suman as specifically set forth opposite their name on Exhibit A hereto representing the total number of the issued and outstanding equity of Mimo as set forth therein, and TraQiQ shall accept such securities from Mimo Shareholders Lathika Regunathan and Suman in exchange for the issuance to Mimo Shareholders Lathika Regunathan and Suman of up to 1,367,539 TraQiQ Warrants (the “Exchange Transaction”) as follows:

(a) Issuance of Warrants at Closing. 820,524 TraQiQ Warrants in the form attached hereto as Exhibit B will be issued and delivered to Mimo Shareholders at the Closing Date in the quantities set forth on Exhibit B.

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(b) Issuance of Warrants in Escrow. 547,015 TraQiQ Warrants (“Escrow Warrants”) shall be delivered to TraQiQ to hold in escrow (“Escrow”) in the quantities set forth on Exhibit B. 341,884 Warrants shall be delivered to the Mimo Shareholders if Mimo achieves gross revenue of U.S. $0.75 million (the “2021 Revenue goal”) during the period of January 1, 2021-December 31, 2021 (the “2021 Target Period”) and 205,131 Warrants shall be delivered to the Mimo Shareholders if Mimo achieves gross revenue of U.S. $01.25 million (the “2022 Revenue goal”) during the period of January 1, 2022-December 31, 2022 (the “2022 Target Period”). In the event that Mimo does not achieve the 2021 Revenue goal on the 2021 Target Period, or the 2022 Revenue goal in the 2022 Target Period, a proportional amount of shares will be released. So, if Mimo reaches a revenue goal of $375,000 in 2021 half the warrants, 170,942, will be released.

Section 1.2 Agreement to Exchange Mimo Shares for Cash. On the Closing Date, TraQiQ shall pay to Mimo Shareholder CIIE Initiatives the sum of $ 22,337.60 determined by multiplying (i) 299 Mimo Shares owned by Mimo Shareholder CIIE Initiatives by (ii) $74.7076 per Mimo Share (“Cash Transaction”).

Section 1.3 Closing. The closing of the Share Exchange Transaction and Cash Transaction (the “Closing”) shall take place at 5:00 p.m. P.D.T. on the business day after which: (i) each of TraQiQ and the Mimo Shareholders has executed this Agreement; and (ii) TraQiQ’s board of directors has approved a Form 8-K to be filed with SEC as required under the1934 Act; (iii) TraQiQ’s board of directors has approved the Agreement, including without limitation issuance of the TraQiQ Warrants; and (iv) all closing conditions have occurred, and (v) any necessary regulatory or governmental consents or waivers have been obtained (hereinafter, the “Closing Date”).

Article II
REPRESENTATIONS AND WARRANTIES OF TraQiQ

TraQiQ hereby represents, warrants and agrees as follows:

Section 2.1 Corporate Organization.

(a) TraQiQ is a corporation duly organized, validly existing and in good standing under the laws of California, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by TraQiQ or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of TraQiQ (a “TraQiQ Material Adverse Effect”);

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(b) Copies of the Articles of Incorporation and Bylaws of TraQiQ are publicly available as exhibits to TraQiQs filings with the Securities and Exchange Commission (“SEC”) and such copies are accurate and complete as of the date of this Agreement.

Section 2.2 Capitalization of TraQiQ.

(a) The authorized and outstanding capital stock of TraQiQ as of the Effective Date consists of 300,000,000 shares of Common Stock, par value $.0001 per share, of which 38,309,234 shares, options and warrants are issued and outstanding and 10,000,000 shares of its Preferred Stock, par value $0.0001 per share, of which 50,000 shares of Series A preferred are currently issued and outstanding. All issued and outstanding shares are duly authorized, validly issued and fully paid.

(b) All of the TraQiQ Warrants to be issued on the Closing Date pursuant to this Agreement have been duly authorized and will be validly issued. As of the Closing Date, there will be no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued shares of capital stock of TraQiQ other than as set forth on Schedule 2.2.a.

Section 2.3 Authorization and Validity of Agreements. TraQiQ has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by TraQiQ and the consummation by TraQiQ of the transactions contemplated hereby have been duly authorized by all necessary corporate action of TraQiQ, and no other corporate proceedings on the part of TraQiQ are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

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Section 2.4 No Conflict or Violation. The execution, delivery and performance of this Agreement by TraQiQ does not and will not violate or conflict with any provision of its Articles of Incorporation or Bylaws, as amended, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any material contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which TraQiQ is a party or by which it is bound or to which any of its properties or assets is subject, nor will it result in the creation or imposition of any material lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of TraQiQ, nor will it result in the cancellation, modification, revocation or suspension of any of material license, franchise, or permit to which TraQiQ is bound.

Section 2.5 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by TraQiQ or the performance by TraQiQ of its obligations hereunder.

Section 2.6 Securities and Exchange Commission Reports. Since July 19, 2017, it has filed all material reports required by the Securities and Exchange Act of 1934 (the “34 Act”).

Section 2.7 Litigation. No action, suit, or proceeding has been instituted or threatened before any court or other governmental body or by any public authority to restrain, enjoin, or prohibit the Share Exchange Transaction or Cash Transaction, or which would reasonably be expected to have a TraQiQ Material Adverse Effect. TraQiQ is not a party to any material legal proceeding.

Section 2.8 Subsidiaries. Except as set forth in its most recent Form 10-K and Form 10-Q, TraQiQ does not have any direct or indirect subsidiaries and does not directly or indirectly own, control, or hold, with the power to vote, any shares of the capital stock of any entity (including, without limitation, corporations, partnerships, and joint ventures). There are no outstanding subscriptions, options, warrants, convertible securities, calls, commitments, or agreements calling for or requiring the issuance, transfer, sale, or other disposition of any shares of the capital stock of TraQiQ except as set forth in Schedule 2.2a. Except as already exists, there are no other direct or indirect subsidiaries of TraQiQ which would be or are required to be consolidated or accounted for on the equity method in the consolidated financial statements of TraQiQ prepared in accordance with generally accepted accounting principles.

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Article III
REPRESENTATIONS AND WARRANTIES OF MIMO PARTIES

On behalf of Mimo, Lathika Regunathan represents and warrants to TraQiQ and agrees as follows:

Section 3.1 Organization.

(a) Mimo is a corporation duly organized, validly existing and in good standing under the laws of the Country of India and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction where the nature of the business conducted by Mimo or the ownership or leasing of their properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Mimo (a “Mimo Adverse Effect”).

(b) Copies of the governing documents of Mimo, with all amendments thereto to the date hereof, have been furnished to TraQiQ, and such copies are accurate and complete as of the date hereof. The minute books of Mimo are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of Mimo, respectively, and committees of the Board of Directors of Mimo from the date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors, shareholders and committees of the Board of Directors of Mimo.

Section 3.2 Capitalization; Title. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, Mimo shall have 14,943 Mimo Shares issued and outstanding and there will be no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any unissued or treasury shares of capital stock of Mimo. As of the date of this Agreement, the Mimo Shareholders hold the Mimo Shares as set forth on Exhibit A, in each case, free and clear of any and all liens or encumbrances. Mimo Shareholders each have the power and authority to sell, transfer, assign and delver each such Mimo Shareholders Mimo Shares, and will convey to TraQiQ at the Closing Date good and valid title to such Mimo Shares Units free and clear of any and all liens and encumbrances.

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Section 3.3 Subsidiaries and Equity Investments; Assets. As of the Effective Date and on the Closing Date, Mimo does not and will not directly or indirectly, own any shares of capital stock or any other equity interest in any entity nor any right to acquire any shares or other equity interest in any entity.

Section 3.4 Authorization and Validity of Agreements. Each Mimo Party has all individual or corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Mimo and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Mimo are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each Mimo Shareholder which is not a natural person (“Entity Holder”) and the consummation of the transactions contemplated hereby by each Entity Holder have been duly authorized by all necessary action by the Entity Holder and no other proceedings on the part of Mimo or any Mimo Holder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5 No Conflict or Violation. (a) The execution, delivery and performance of this Agreement by the Mimo Parties does not and will not violate or conflict with any provision of the constituent documents of Mimo or any Entity Holder, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Mimo is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Mimo, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Mimo is bound, and (b) the execution, delivery and performance of this Agreement by any Entity Holder does not and will not violate or conflict with any provision of the constituent documents of such Entity Holder, and for all Mimo Shareholders does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which such Mimo Shareholder is bound.

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Section 3.6 Financial Statements. The financial statements of Mimo for the years ended December 31, 2019 and 2020, consisting of the unaudited balance sheets, statements of operations, statements of cash flows and statement of shareholders’ equity, including all related notes, fairly present in all material respects the financial position of Mimo as at the respective dates thereof.

Section 3.7 Investment Representations of each Mimo Shareholder.

(a) The TraQiQ Warrants will be acquired hereunder by Lathika Regunathan and Suman solely for the account of such Mimo Shareholder, for investment, and not with a view to the resale or distribution thereof, without prejudice, however, to Lathika Regunathan and Suman’ right at all times to sell or otherwise dispose of all or any part of such Warrants under the Securities Act of 1933, as amended (the “Securities Act”) and other applicable federal and state securities laws. Lathika Regunathan and Suman understand and are able to bear any economic risks associated with their investment in the TraQiQ Warrants. Lathika Regunathan and Suman have had full access to all the information they considers necessary or appropriate to make an informed investment decision with respect to the TraQiQ Warrants to be acquired under this Agreement. Lathika Regunathan and Suman further have had an opportunity to ask questions and receive answers from TraQiQ’s management regarding TraQiQ and to obtain additional information (to the extent TraQiQ’s management possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Lathika Regunathan and Suman or to which they had access.

(b) Mimo Shareholder Status.

(i) Each Mimo Shareholder hereby agrees and acknowledges that it is not a “U.S. Person” (as defined below) at the time the Mimo Shareholder was offered the TraQiQ Warrants and as of the date hereof. For the purpose of this Agreement, a “U.S. Person” means:

(A) Any natural person resident in the United States;

(B) Any partnership or corporation organized or incorporated under the laws of the United States;

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(C) Any estate of which any executor or administrator is a U.S. person;

(D) Any trust of which any trustee is a U.S. person;

(E) Any agency or branch of a foreign entity located in the United States;

(F) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; or

(H) Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investor(s) (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(ii) Lathika Regunathan and Suman understand that no action has been or will be taken in any jurisdiction by TraQiQ that would permit a public offering of the TraQiQ Warrants in any country or jurisdiction where action for that purpose is required.

(iii) Lathika Regunathan and Suman as of the date of this Agreement and the Effective Date, (X) are located outside the United States, and (Y) are not purchasing the TraQiQ Warrants for the account or benefit of any non-U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the 1933 Act or in a transaction not subject thereto.

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(iv) Lathika Regunathan and Suman agrees not to resell the TraQiQ Warrants except in accordance with the provisions of Regulation D, pursuant to a registration statement under the 1933 Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the 1933 Act.

(v) Lathika Regunathan and Suman agrees, as applicable, to include statements in any documentation with regard to TraQiQ Warrants to the effect that the securities have not been registered under the 1933 Act and may not be offered or sold in the United States or to U.S. persons unless the securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

(vi) No form of “directed selling efforts” (as defined under the 1933 Act), general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by Lathika Regunathan and Suman nor any of their representatives in connection with the offer and sale of the TraQiQ Warrants.

(c) To the best knowledge of Lathika Regunathan and Suman, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the TraQiQ Warrants are being acquired by each Mimo Shareholder for investment purposes.

(d) Lathika Regunathan and Suman acknowledge and agree that the TraQiQ Warrants, upon issuance, shall bear the following or similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN TRANSACTION TO A PERSON WHO IS A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION D UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR A NON-U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE 1933 ACT. NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS OR A NON-U.S. PERSON EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION D OR S, RESPECTIVELY, UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

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Section 3.8 Brokers’ Fees. Neither Mimo nor any Mimo Shareholder has any liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 3.9 Litigation. There is no action, suit, or proceeding which has been instituted or threatened before any court or other governmental body or by any public authority to restrain, enjoin, or prohibit the Share Exchange Transaction or Cash Transaction, or which would reasonably be expected to restrict materially the operation of the business of Mimo or the exercise of any rights with respect thereto or to subject either TraQiQ or Mimo or any of their subsidiaries, directors, or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or their subsidiaries, directors, or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided materially adversely to either party hereto or its subsidiaries, directors, or officers.

Section 3.10 Employment Agreement. Lathika Regunathan, Mimo’s current Chief Executive Officer, will execute an employment agreement, in the form customary for such position, which will provide that she will remain as Mimo CEO for a period of two (2) years.

Article IV
PRE-CLOSING COVENANTS

Section 4.1 Consents and Approvals. Without limitation of the foregoing, the parties shall:

(a) use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

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(b) diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 4.2 Equity Issuance. From and after the Effective Date until the Closing Date, Mimo shall not issue any additional equity. TraQiQ shall be entitled to sell Common Stock to investors prior to the Closing Date to provide working capital provided that it provides notice to Mimo by means of an update to its disclosure of capitalization. The number of shares and share price in any such sale of Common Stock will be determined by TraQiQ’s board of directors in its sole discretion.

Section 4.3 Subsequent Events. Five (5) days prior to the Closing Date, each party will advise the other party in a detailed written notice of any fact or occurrence or any pending or threatened occurrence of which it obtains knowledge and which (if existing and known at the Effective Date) would have been required to be set forth or disclosed in or pursuant to this Agreement or which (if existing and known at any time prior to or at the Effective Date) would cause a condition either party’s obligations under this Agreement not to be fully satisfied.

Section 4.4 Updated Schedules. Not less than five business days prior to the Closing Date, both parties will deliver to the other party any updates to the schedules to its representations which may be required to disclose events or circumstances arising after this date. Such schedules will be updated only for the purpose of making the representations and warranties contained in this Agreement to which such part of such schedules relate true and correct in all material respects as of the date such schedule is updated, and the updated schedule will not have the effect of making any representation or warranty contained in this Agreement true and correct in all material respects as of a date prior to the date of such updated schedule. For purposes of determining whether the conditions set forth in Article II for TraQiQ’s and Article III for Mimo’s obligations have been met, any such updated schedules delivered to the other party will be disregarded unless TraQiQ OR Mimo will have agreed to accept any changes reflected in such updated schedules.

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Section 4.5 Rights of Access. Mimo will provide TraQiQ and to its representatives, including its certified public accountants, full access during normal business hours to all of the property, documents, contracts, books, and records of Mimo, and such information with respect to its business affairs and properties as TraQiQ from time to time may reasonably request.

Section 4.6 Extraordinary Transactions. Without the prior written consent of TraQiQ, Mimo will not, on or after the Effective Date: (a) declare or pay any cash dividends or property dividends with respect to any class of its capital stock; (b) declare or distribute any stock dividend, authorize a stock split, or authorize, issue or make any distribution of its capital stock or any other securities or grant any options to acquire such additional securities; (c) either (i) merge into, consolidate with, or sell or otherwise dispose of its assets to any other corporation or person, or enter into any other transaction or agree to effect any other transaction not in the ordinary course of its business except as explicitly contemplated herein, or (ii) engage in any discussions concerning such a possible transaction except as explicitly contemplated herein unless the board of directors of Mimo, based upon the advice of legal counsel, determines in good faith that such action is required for the board of directors to comply with its fiduciary duties to stockholders imposed by law; (d) convert the form of entity of Mimo from that in existence on the Effective Date; (e) make any direct or indirect redemption, purchase, or other acquisition of any of its capital stock; (f) except in the ordinary course of its business or to accomplish the transactions contemplated by this Agreement, incur any liability or obligation, make any commitment or disbursement, acquire or dispose of any property or asset, make any contract or agreement, pay or become obligated to pay any legal, accounting, or miscellaneous other expense, or engage in any transaction; (g) other than in the ordinary course of business, subject any of its properties or assets to any lien, claim, charge, option, or encumbrance; (h) enter into or assume any one or more commitments to make capital expenditures, any of which individually exceeds $5,000 or which in the aggregate exceed $10,000; (i) except for increases in the ordinary course of business in accordance with past practices, and except as explicitly contemplated by this Agreement, increase the rate of compensation of any employee or enter into any agreement to increase the rate of compensation of any employee; (j) except as otherwise required by law, create or modify any profit sharing plan, bonus, deferred compensation, death benefit, or retirement plan, or the level of benefits under any such plan, nor increase or decrease any severance or termination pay benefit or any other fringe benefit; (k) enter into any employment or personal services contract with any person or firm, except directly to facilitate the transactions contemplated by this Agreement; nor (l) change the nature or increase the concentration of risk of investments and of cash and cash equivalents.

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Section 4.7 Preservation of Business. Mimo will (a) carry on its business and manage its assets and properties diligently and substantially in the same as heretofore; (b) use commercially reasonable efforts to continue in effect its present insurance coverage on all properties, assets, business, and personnel; (c) use commercially reasonable efforts to preserve its business organization intact, to keep available its present employees, and to preserve its present relationships with all those entities having business dealings with it; (d) not do anything and not fail to do anything which will cause a breach of or default in any contract, agreement, commitment, or obligation to which it is a party or by which it may be bound; and (e) conduct its affairs so that at the Closing Date none of its representations and warranties will be inaccurate, none of its covenants and agreements will be breached, and no condition in this Agreement will remain unfulfilled by reason of its actions or omissions.

Article V
CONDITIONS TO OBLIGATIONS OF MIMO AND THE MIMO SHAREHOLDERS

The obligations of Mimo and each Mimo Shareholder to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Mimo and by Mimo Representative on behalf of each Mimo Shareholder in their sole discretion:

Section 5.1 Representations and Warranties of TraQiQ. All representations and warranties made by TraQiQ in this Agreement shall be true and correct on and as of the Closing Date as if again made by TraQiQ as of such date.

Section 5.2 Agreements and Covenants. TraQiQ shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 5.3 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

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Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of TraQiQ shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement, or subject a party hereto or any of their directors, or officers to any liability, fine, forfeiture, divestiture, or penalty on the ground that the transactions contemplated hereby, the parties hereto, or directors, or officers have breached or will breach any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby and with respect to which the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit, or proceeding raises substantial questions of law or fact which could reasonably be decided materially adversely to either party hereto or its subsidiaries, directors, or officers.

Section 5.5 Other Closing Documents. Mimo shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of TraQiQ or in furtherance of the transactions contemplated by this Agreement as Mimo or their counsel may reasonably request.

Article VI
CONDITIONS TO OBLIGATIONS OF TRAQIQ

The obligations of TraQiQ to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by TraQiQ in its sole discretion:

Section 6.1 Representations and Warranties of Mimo Parties. All representations and warranties made by Mimo Parties in this Agreement shall be true and correct on and as of the Closing Date as if again made by Mimo Parties on and as of such date.

Section 6.2 Agreements and Covenants. The Mimo Parties shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

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Section 6.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 6.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Mimo, taken as a whole, shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.5 Other Closing Actions. TraQiQ shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of the Mimo Parties or in furtherance of the transactions contemplated by this Agreement as TraQiQ or its counsel may reasonably request including, but not limited to, the Audit Report of its independent third party auditor.

Article VII
POST-CLOSING ACTIONS AND COVENANTS

Section 7.1 Delivery of Mimo Shares. Within five business days after the Closing Date, the Mimo Shareholders shall deliver original certificates representing all of the Mimo Shares to TRAQIQ along with an executed assignment of such Mimo Shares.

Section 7.2 Issuance of TraQiQ Warrants. Within five business days of the Closing Date, TraQiQ shall issue the TraQiQ Warrants as follows: (i) 820,524 TraQiQ Warrants shall be issued to the Mimo Shareholders as set forth in Exhibit B and (ii) 547,015 Escrow Warrants described in Section 1.1(b) hereto shall be delivered to TraQiQ in Escrow.

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Article VIII
TERMINATION AND ABANDONMENT

Section 8.1 Methods of Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, at any time before February 16, 2021. by notice of either TraQiQ or Mimo to the other party. No Mimo Shareholder shall have the right to terminate the Agreement.

Article IX
MISCELLANEOUS PROVISIONS

Section 9.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 9.2 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 9.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 9.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

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Section 9.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses:

If to Mimo or the Mimo Shareholders, to:

Mimo-Technologies Pvt. Ltd

B-267A Greater Kailash, Part I

New Delhi 110048

Attention: Lathika Regunathan

E-mail: Lathika@mimo-technologies.com

If to TraQiQ, to:

TraQiQ, Inc.

14205 SE 36th Street, Suite 100

Bellevue, WA 98006

Attention: Ajay Sikka, CEO

E-mail: ajay@TraQiQ.com

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

Section 9.6 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, schedules, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

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Section 9.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 9.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 9.10 Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Washington without giving effect to the choice of law provisions thereof. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Washington, County of King, and/or the United States District in Seattle, Washington, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 9.5.

Section 9.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TRAQIQ, INC.

By:
Ajay Sikka
Its:	Chief Executive Officer

Mimo-Technologies Pvt. Ltd

By:
Lathika Regunathan
Its:	Chief Executive Officer

[MIMO Shareholder signatures on next page]

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MIMO SHAREHOLDERS

Lathika Regunathan

By:	/s/
Lathika Regunathan

Suman

By:	/s/
Suman

CIIE Initiatives

By:	/s/
Sanea Vakaliya

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Exhibit A

MIMO SHAREHOLDERS

1	Lathika Regunathan	13,601	91.02%
2	Suman	1,043	6.98%
3	CIIE Initiatives	299	2.00%
		14,943	100.00%

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EXHIBIT B

WARRANT DISTRIBUTION TO MIMO SHAREHOLDERS

				TraQiQ Warrant distribution
	Shareholder name	Mimo Shares	(%)	@Closing	@12 months	@24 months
1	Lathika Regunathan	13,601	91.02%	762,083	317,534	190,521
2	Suman	1,043	6.98%	58,441	24,350	14,610
		14,644	100.00%	820,524	341,884	205,131
		1,367,539

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Schedule 2.2.a

Capitalization of TraQiQ

List of Outstanding Warrants, Options, or other Convertible Rights

https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001514056

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